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                                                                     Exhibit 4.1

                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                             PAB BANKSHARES, INC.


      Pursuant to Section 14-2-1007 of the Georgia Business Corporation Code,

PAB Bankshares, Inc., a Georgia corporation, hereby submits the following

Restated Articles of Incorporation.

                                      I.

      The name of the corporation is PAB Bankshares, Inc. (the "Corporation")

and the Charter Number of the Corporation is 8603672.

                                      II.

      The Articles of Incorporation of the Corporation is hereby restated in their entirety to read as follows:

                           ARTICLES OF INCORPORATION
                                      OF
                             PAB BANKSHARES, INC.

                                      I.

                                     NAME

The name of the Corporation is:

                             PAB BANKSHARES, INC.

                                      II.

                              CORPORATE DURATION

The Corporation shall have perpetual duration.

                                     III.

                            PURPOSE OF ORGANIZATION

  The Corporation is a corporation for profit and is organized for the following purposes:

          To engage in any lawful act or activity for which corporations may be organized under the Georgia Business Corporation Code, or under any act

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          amendatory thereof, supplemental thereto, or in substitution therefor; to have all the rights, powers, and privileges now or hereafter conferred by the laws of the State of Georgia upon a corporation and to operate as a bank holding company.

                                      IV.

                                 CAPITAL STOCK

     (a) Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 16,500,000 consisting of 15,000,000 shares of common stock (the "Common Stock"), and 1,500,000 shares of preferred stock (the "Preferred Stock"). The shares may be issued from time to time as authorized by the Board of Directors of the Corporation without further approval of the shareholders except as otherwise provided herein or to the extent that such approval is required by law, rules or regulations. No shareholder shall have a preemptive right to acquire unissued shares of capital stock. The Corporation may acquire its own shares of capital stock and shares so acquired constitute authorized but unissued shares.

     (b) Common Stock. Except as otherwise provided by law or in any Preferred Stock Designation (as defined in this Article), the holders of the Common Stock shall exclusively possess all voting power and each holder of shares of Common Stock shall be entitled to one vote for each share held of record by such holder.

     (c) Preferred Stock. The Board of Directors of the Corporation is hereby expressly vested with authority to issue shares of Preferred Stock, in one or more series, and by filing a Certificate of Designation (the "Preferred Stock Designation") pursuant to the applicable law of the State of Georgia, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of each such series, and the qualifications, limitations or restrictions thereof.

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                                      V.

                               GENERAL INDEMNITY

     The Corporation shall have the power to indemnify the officers, directors, agents and employees against loss in accordance with the laws of the State of Georgia.

                                      VI.

                       ACTIONS REQUIRING TWO-THIRDS VOTE

     The shareholder vote or action required to: (i) approve any merger or consolidation of the Corporation with or into any other corporation, and the sale, lease, exchange or other disposition of all, or substantially all, of the assets of the Corporation to or with any other corporation, person or entity, with respect to which the approval of the Corporation's shareholders is required by the provisions of the corporate laws of the State of Georgia; (ii) remove a member of the Board of Directors of the Corporation, (iii) call a special meeting of the shareholders of the corporation; (iv) alter, amend, delete or rescind any provision of this Article VI of the Corporation's Articles of Incorporation shall be 66-2/3% of the total issued and outstanding shares of the Corporation's Common Stock.

                                     VII.

                       DIRECTOR CLASSES & TERM OF OFFICE

     (a) The number of directors of the Corporation shall be fixed from time to time by the majority vote of the directors of the Corporation; however, the number of directors of the Corporation so fixed by the majority vote of the directors shall be no less than nine. The directors shall be divided into three classes as nearly equal in number as possible, with respect to the first time for which they shall severally hold office. Directors of the first class shall hold office until the first annual meeting of the shareholders following their election; directors of the second class first chosen shall hold office until the second annual meeting following their election; and directors of the third class first chosen shall hold office until the third annual meeting following their election. At each annual meeting of the shareholders held thereafter, directors shall be chosen for a term of three (3) years to succeed those whose terms expired.

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        (b)     Any vacancy in the Board of Directors resulting from the death, resignation or retirement of the director, or other cause other than removal by the shareholders or increase in the number of directors, shall be filled by a majority vote of the remaining directors, though less than a quorum, for a term corresponding to the unexpired term of his or her predecessor in office.

        (c) Newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining directors, though less than a quorum, and the directors so chosen shall hold office for a term expiring at the next annual meeting of the shareholders at which a successor shall be elected and shall qualify.

                                     VIII.

                              DIRECTOR LIABILITY

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) any transaction from which the director derived an improper personal benefit, or (iv) any violation of Section 14-2-832 (formerly Section 14-2-154) of the Official Code of Georgia Annotated. If, after approval of the stockholders of this article, the Official Code of Georgia annotated is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the Official Code of Georgia Annotated, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


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                                      IX.

                           DIRECTOR INDEMNIFICATION

        Each person who is or was a director of the Corporation (including the heirs, executors, administrators, or estate of such person) shall be indemnified by the Corporation as of right to the full extent permitted by the Official Code of Georgia Annotated against any liability, cost or expenses asserted against such director and incurred by such director by reason of the fact that such person is or was a director. The right to indemnification conferred by this article shall include the right to be paid by the Corporation the expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by the Corporation of such understandings as might be required of an indemnitee by the Official Code of Georgia Annotated.

        In any action by an indemnitee to enforce a right to indemnification hereunder or by the Corporation to recover advances made hereunder, the burden of proving that the indemnitee is not entitled to be indemnified shall be on the Corporation. In such an action, neither the failure of the Corporation (including its Board, independent legal counsel or stockholders) to have made a determination that the indemnification is proper, nor determination by the Corporation that indemnification is improper, shall create a presumption that the indemnitee, is not entitled to be indemnified or, in the case of such an action brought by the indemnitee, be a defense thereto. If successful in whole or in part in such action, an indemnitee shall be entitled to be paid also the expense of prosecuting or defending same.


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        IN WITNESS WHEREOF, PAB Bankshares, Inc., has caused these Restated
Articles of Incorporation to be executed, its corporate seal affixed and the foregoing to be attested, all by its duly authorized officers on this 28th day of May, 1997.


                                        PAB BANKSHARES, INC.

                                        /s/ R. Bradford Burnette
                                        ----------------------------------
                                        President
ATTEST:  /s/ Denise McKenzie
         -----------------------

(CORPORATE SEAL)

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                             CERTIFICATE REGARDING
                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                             PAB BANKSHARES, INC.


    The undersigned, R. Bradford Burnette, the President of PAB Bankshares,

Inc., a Georgia corporation (the "Corporation"), does hereby certify pursuant to

Section 14-2-1007(d) of the Official Code of Georgia Annotated (the "Code")

that the Restated Articles of Incorporation of the Corporation do not contain an Amendment to the Articles of Incorporation of the Corporation that require

Shareholder approval and that the Board of Directors adopted the restatement.

The Restated Articles of Incorporation where duly adopted by the Board of

Directors of the Corporation on May 19, 1997. The Corporation's Board of

Directors consist of 11 directors, the vote of six of whom was required for the adoption of these Restated Articles of Incorporation and all directors voted for the adoption of these Restated Articles of Incorporation.

     IN WITNESS WHEREOF, PAB Bankshares, Inc., has caused these Articles of

Amendment to be executed by its duly authorized officers on this 28th day of

May, 1997.




                                       /s/ R. Bradford Burnette
                                       -----------------------------------
                                       R. Bradford Burnette, President